CANADA BUSINESS CORPORATIONS ACT
                                     FORM 11
                                  (Section 187)

                             ARTICLES OF CONTINUANCE

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1.
           Name of Corporation:

           WORLDWIDE FIBER INC.
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2.
           The place in Canada where the registered office is to be situated:

           Vancouver, British Columbia
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3.
           The classes and any maximum number of shares that the corporation is authorized to issue:

           The annexed Schedule I is incorporated in this form.
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4.
           Restrictions, if any, on share transfers:

           There are no restrictions on the transfer of shares.
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5.
           Number (or minimum and maximum number) of directors:

           minimum 3 - maximum 15
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6.
           Restrictions, if any, on business the corporation may carry on:

           None
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7.         (1)      If change of name effected, previous name:

           N/A

           (2)      Details of Incorporation:

           The Corporation was incorporated in the Province of Alberta on February 5, 1998 under the name Ledcom Inc. On April 20, 1998 its name was changed to Starfiber Inc. and on July 27, 1998 it changed its name to Worldwide Fiberlink Ltd. On August 15, 1998 it changed its name to Worldwide Fiber Inc.
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8. Other provisions, if any:

           The annexed Schedule II is incorporated in this form.
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Date:             Signature:                Description of Office:

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FOR DEPARTMENTAL USE ONLY

Filed

Corporation No.
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                                   SCHEDULE I

                               AUTHORIZED CAPITAL

3.   The Corporation is authorized to issue:

     (a)  an unlimited number of Class "A" Common Voting Shares;

     (b)  an unlimited number of Class "B" Common Voting Shares;

     (c)  an unlimited number of Class "C" Common Non-Voting Shares;

     (d)  an unlimited number of Class "I" Preferred Voting Shares;

     (e)  an unlimited number of Class "II" Preferred Non-Voting Shares;

     (f)  an unlimited number of Class "III" Preferred Non-Voting Shares; and

     all with the rights, restrictions, conditions and limitations set out as follows:


THE CLASS "A" COMMON SHARES, THE CLASS "B" COMMON SHARES AND CLASS "C" COMMON SHARES SHALL CARRY AND BE SUBJECT TO THE FOLLOWING RIGHTS, RESTRICTIONS, CONDITIONS AND LIMITATIONS:


1.   VOTING

1.1. The holders of the Class "A" Common Shares and Class "B" Common Shares in the Corporation shall be entitled to notice of and to attend at meetings of the Shareholders of the Corporation, and shall be entitled to one (1) vote in respect of each such share so held and the holder shall also be entitled to consent to and sign a resolution in writing to be signed by the Shareholders of the Corporation.

1.2. Except as provided in the Canada Business Corporations Act (the "CBCA"), as amended from time to time, the holders of the Class "C" Common Shares shall not, as such, be entitled to vote at, nor to receive notice of or attend Shareholders meetings nor shall the holders be entitled to consent to or sign a resolution in writing to be signed by the Shareholders of the Corporation.

2.   DIVIDENDS

2.1. The holders of the Class "A" Common Shares, the Class "B" Common Shares or Class "C" Common Shares shall be entitled to receive a dividend when, as, and if declared


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     by the Directors of the Corporation on the Class "A" Common Shares, the
     Class "B" Common Shares or Class "C" Common Shares, as the case may be. Dividends may be declared and paid on the Class "A" Common Shares, the Class "B" Common Shares or the Class "C" Common Shares to the complete exclusion of dividends being declared and paid on any other class or classes of shares of the Corporation. Provided however, no dividends shall be declared and such shares if to do so would impair the ability of the Corporation to redeem the then outstanding Preferred Shares in the capital stock of the Corporation.

3.   RETURN OF CAPITAL

3.1. In the event of liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among Shareholders for the purpose of winding up its affairs, the holders of the Class "A" Common Shares, the Class "B" Common Shares and Class "C" Common Shares shall rank pari passu with one another to receive any remaining balance of the assets and properties of the Corporation after payment of return of capital on any declared but unpaid dividends to the holders of the Preferred Shares herein referred to.


THE CLASS "I" PREFERRED SHARES, THE CLASS "II" PREFERRED SHARES AND THE CLASS "III" PREFERRED SHARES SHALL CARRY AND BE SUBJECT TO THE FOLLOWING RIGHTS, RESTRICTIONS, CONDITIONS AND LIMITATIONS:

1.   VOTING

1.1. The holders of the Class "I" Preferred Shares in the Corporation shall be entitled to notice of and to attend at meetings of the Shareholders of the Corporation, and shall be entitled to one (1) vote in respect of each such share so held and the holder shall also be entitled to consent to and sign a resolution in writing to be signed by the Shareholders of the Corporation.

1.2. Except as provided in the CBCA, as amended from time to time, the holders of the Class "II" Preferred Shares and Class "III" Preferred Shares shall not, as such, be entitled to vote at, nor to receive notice of or attend Shareholders' meetings nor shall the holders be entitled to consent to or sign a resolution in writing to be signed by the Shareholders of the Corporation.

2.   DIVIDENDS

2.1. The holders of the Class "I" Preferred Shares, the Class "II" Preferred Shares or Class "III" Preferred Shares shall be entitled to receive, when,. as and if declared by


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     the Board of Directors of the Corporation. out of the net profits and surplus of the Corporation properly applicable to the payment of dividends, a dividend at the rate or rates as the Directors of the Corporation may from time to time determine on the redemption price thereof (as hereinafter provided); the Directors of the Corporation shall further determine the amount or method or methods of calculation of dividends on the Class "I" Preferred Shares, the Class "II" Preferred Shares and Class "III" Preferred Shares, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future. For greater certainty, the holders of the Class "I" Preferred Shares, the Class "II" Preferred Shares and Class "III" Preferred Shares shall have no preference or priority as to the declaration of dividends, and dividends may be declared and paid on any other class of shares of the Corporation to the exclusion of a dividend being declared and paid on the Class "I" Preferred Shares, the Class "II" Preferred Shares or Class "III" Preferred Shares, Dividends may be declared and paid on the Class "I" Preferred Shares, the Class "II" Preferred Shares or the Class "III" Preferred Shares to the exclusion of a dividend being declared and paid on the other of them. Provided however, no dividends shall be declared on such other shares if to do so would impair the ability of the Corporation to redeem the then outstanding Class "I" Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred Shares in the capital stock of the Corporation.

3.   RETURN OF CAPITAL

3.1. In the event of liquidation, dissolution or winding-up of the Corporation, the holders of the Class "I" Preferred Shares the Class "II" Preferred Shares and Class "III" Preferred Shares shall rank pari passu with one another and shall have priority as to payment of the redemption price, as hereinafter provided, and priority for all declared and unpaid dividends up to the commencement of the winding-up, over all other shares in the capital for the time being of the Corporation; but shall not have any right to participate in the assets of the Corporation beyond the redemption price as hereinafter provided, and all declared and unpaid dividends whether in a winding-up or on the reduction, redemption or purchase by the Corporation of the capital stock.

4.   REDEMPTION AT CORPORATION'S OPTION

4.1. The Corporation may by resolution of the Directors, and upon giving notice as hereinafter provided, from time to time redeem or purchase the whole or any part of the Class "I" Preferred Shares, the Class "II" Preferred Shares or Class "III" Preferred Shares on payment for each share to be redeemed or purchased of the redemption price as hereinafter provided together with all declared and unpaid dividends. In case a part only of the then outstanding Class "I" Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred Shares is at any time to be redeemed or purchased the redemption or purchase shall be pro rata disregarding fractions amongst all the holders of the then outstanding Class "I"


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     Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred
     Shares, unless the Corporation and all of the holders of the then outstanding Class "I" Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred Shares otherwise agree in writing. Unless the holders of the Class "I" Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred Shares otherwise agree in writing, not less than ten days' notice in writing of such redemption or purchase shall be given by mailing to the registered holder of the shares to be redeemed or purchased a notice specifying the date and place of redemption or purchase, which may be a chartered bank.

4.2. If notice of any such redemption or purchase be given by the Corporation in the manner aforesaid and an amount sufficient to redeem or purchase the shares to be redeemed or purchased be deposited with the chartered bank specified in the notice on or before the date fixed for redemption or purchase, dividends on the Class "I" Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred Shares to be redeemed or purchased shall cease to accrue after the date so fixed for the redemption or purchase and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except upon surrender of certificates for such shares to receive payment thereof of the redemption price.

5.   RETRACTION AT SHAREHOLDER'S OPTION

5.1. Every holder of record of Class "I" Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred Shares shall, subject as hereinafter provided, be entitled to require the Corporation to redeem or to purchase all or any part of the Class "I" Preferred Shares, the Class "II" Preferred Shares or Class "III" Preferred Shares held by such holder by surrendering on a business day the certificate or certificates representing such Class "I" Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred Shares, properly endorsed in blank for transfer or accompanied by an appropriate form of transfer properly executed in blank, at the registered office of the Corporation or at the office of any transfer agent of the Corporation or at such other place or places as the Directors of the Corporation may from time to time designate, such certificate or certificates so surrendered to be accompanied by a notice in writing (hereinafter called a "redemption notice") signed by such holder or by his duly authorized attorney requiring the Corporation to redeem or to purchase all or a specified number of the Class "I" Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred Shares represented thereby. If the redemption notice is signed by an attorney, it shall be accompanied by evidence of the authority of such attorney satisfactory to the Corporation or a transfer agent of the Corporation.

5.2. A redemption notice shall be deemed to have been given when actually received at the registered office of the Corporation or at the office of any transfer agent of the Corporation or at such other place or places as the Directors of the Corporation may from


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     time to time designate and when so given shall, subject as herein after provided in 5.5, be irrevocable.

5.3. Payment of the redemption price for the Class "I" Preferred Shares, Class "II" Preferred Shares or Class "III" Preferred Shares surrendered for redemption or for sale shall be made by or on behalf of the Corporation to the holders of record thereof not later than the seventh day following the date upon which the redemption notice is given as aforesaid.

5.4. Payment for Class "I" Preferred Shares, Class "II" Preferred Shares or Class "III" Preferred Shares surrendered for redemption or for sale shall be made in such manner as may be agreed between the Corporation and the holder(s) thereof or by cheque payable at par in Canadian funds at any branch of the Corporation's bankers and delivered to the holders of record of Class "I" Preferred Shares, Class "II" Preferred Shares Class "III" Preferred Shares so surrendered or at the option of the Corporation such cheque shall be forwarded by registered mail, postage prepaid, to the holders of record of the Class "I" Preferred Shares, Class "II" Preferred Shares or Class "III" Preferred Shares so surrendered at their addresses as the same appear in the records of the Corporation. In the case of each cheque so mailed, delivery thereof shall be deemed to have been made to the registered holder concerned as soon as the letter containing the same has been mailed.

5.5. In the event that the redemption or purchase of all those outstanding Class "I" Preferred Shares, Class "II" Preferred Shares or Class "III" Preferred Shares in respect of which the Corporation has received redemption notices at any given time would cause the Corporation to be in contravention of the provisions of the CBCA, the Corporation shall at that time redeem or purchase, on a pro rata basis, disregarding fractions, only such number of Class "I" Preferred Shares, Class "II" Preferred Shares or Class "III" Preferred Shares as can be redeemed or purchased without causing such contravention and the Corporation shall redeem or purchase the balance of the outstanding Class "I" Preferred Shares, Class "II" Preferred Shares or Class "III" Preferred Shares in respect of which the Corporation has received redemption notices on a pro rata basis, disregarding fractions, at such time or times as such redemption or purchase can be made without causing the Corporation to be in contravention of the provisions of the CBCA.

6.   REDEMPTION OR PURCHASE PRICE

     Class "I" Preferred Shares

6.1. The redemption price or the purchase price for the Class "I" Preferred Share surrendered for redemption or for sale shall be such amount as may be determined by the Directors of the Corporation at the time such Class "I" Preferred Share is issued together with any declared and unpaid dividends thereon.


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     Class "II" Preferred Shares

6.2. The redemption price or the purchase price for the Class "II" Preferred Shares, surrendered for redemption or for sale shall be such amount as may be determined by the Directors of the Corporation at the time such Class "II" Preferred Share is issued together with any declared and unpaid dividends thereon.

     Class "III" Preferred Shares

6.3. The price or consideration payable entirely in lawful money of Canada at which the Class "III" Preferred Shares shall be redeemed (the "Class "III" Redemption Amount") shall be the amount of consideration received therefor as determined by the Directors of the Corporation and adjusted by the Directors at any time or time so as to ensure that the Class "III" Redemption Amount of such Class "III" Preferred Shares issued as partial or total consideration for the purchase by the Corporation of any assets or the conversion or exchange of any shares (the Class "III" Purchased Assets") shall equal the difference between the fair market value of the Class "III" Purchased Assets as at the date of purchase, conversion or exchange by the Corporation and the aggregate value of non-share consideration, if any, issued by the Corporation as partial or total consideration for the Class "III" Purchased Assets.

     For greater certainty, such fair market value shall be determined by the Directors of the Corporation upon such expert advice as they deem necessary. Should, however, any competent taxing authority at any time issue or propose to issue any assessment or assessments that impose or would impose any liability for tax on the basis that the fair market value of the Class "III" Purchased Assets is other than the amount approved by the Directors and if the Directors or a competent Court or tribunal agree with such revaluation and all appeal rights have been exhausted or all times for appeal have expired without appeals having been taken or should the Directors of the Corporation otherwise determine that the fair market value of the Class "III" Purchased Assets is other than the amount previously approved by the Directors, then the Class "III" Redemption Amount of the Class "III" Purchased Shares shall be adjusted nunc pro tunc pursuant to the provisions of this paragraph to reflect the agreed upon fair market value and all necessary adjustments, payments and repayments as may be required shall forthwith be made between the proper parties.

7.   LIQUIDITY

7.1. Notwithstanding anything to the contrary herein contained, no dividends or other payment or distribution shall be made to the holders, as such, of shares in the capital stock of the Corporation other than Class "I" Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred Shares if the payment thereof would result in the fair market value of the Corporation's assets, net of liabilities owed by the Corporation, being less than the aggregate of the redemption or purchase price of all Class "I" Preferred Shares, Class "II" Preferred Shares and Class "III" Preferred Shares then outstanding.



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                                   SCHEDULE II


1. The Corporation may invite the public to subscribe for its securities subject to the rules and regulations of the Securities Act (British Columbia) or any other applicable Securities Act.

2. Without in any way limiting the powers conferred upon the Corporation and its directors by the Canada Business Corporations Act, the directors may, from time to time, in such amounts and on such terms as they deem expedient, charge, mortgage, hypothecate, pledge, or grant any form of security interest in, all or any of the currently owned or subsequently acquired property of the Corporation, real or personal, moveable or immovable, including its undertaking, book debts, rights, powers and franchises, to secure any debt obligation or any money borrowed or other debt or liability of the Corporation.

3. The Articles of the Corporation may be amended by special resolution pursuant to Section 173 of the Canada Business Corporations Act (the "Act") to:

     (i) increase or decrease any maximum number of authorized shares of any class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of another class;

     (ii) effect an exchange, reclassification or cancellation of all or any part of the shares of any class; or

     (iii) create a new class of shares equal or superior to the shares of another class;


and no separate class or series vote shall be required under Section 176 of the Act in respect to the amendment except that the holders of any class of preferred shares shall be entitled to vote separately as a class or series on such amendment to the extent provided in the Act and in the Articles.

4. The directors may, within the maximum number permitted by the Articles, appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.




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                              WORLDWIDE FIBER INC.

              LIST OF PROVINCES IN WHICH THE COMPANY IS REGISTERED




                              British Columbia

                              Ontario

                              Saskatchewan